EXHIBIT 10.4

AMENDMENT NO 2 TO REVOLVING LINE OF CREDIT AGREEMENT

This Amendment to Revolving Line of Credit Agreement (the "Amendment"), dated as of May 17, 2013 is by and between VISION GLOBAL SOLUTIONS, INC., a Nevada corporation (the “Company”) and NAVITAS CAPITAL, LLC, a Nevada limited liability company ("Lender”).

RECITALS

A.          The Company and Lender entered into a certain Revolving Line of Credit Agreement, dated as of February 9, 2011, as amended August 8, 2012 (the "Agreement"). Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

B.          The Agreement had a maturity date of March 31, 2013.

C.          The Company has requested and the Lender has agreed to extend the maturity date from March 31, 2013 to March 31, 2014 and to raise the principal amount of the credit line from $100,000 to $150,000.

AGREEMENT

Amendments. As of the date hereof, the following section of the Agreement shall be and hereby is amended as follows:

DEFINITIONS. Section 2 of the Agreement is amended as follows:

Lender hereby establishes for a period extending to March 31, 2014 (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Company in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) (the "CREDIT LIMIT"). In connection herewith, Company shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit and in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal of said Promissory Note.

(A)        Agreement in Full Force and Effect as Amended. Except as specifically amended, consented and/or waived hereby, the Agreement shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Agreement or any right, power or remedy of Lender, nor constitute a waiver of any provision of the Agreement or of any default or Event of Default under the Agreement, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Lender whether under the Agreement, at law or otherwise. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Agreement but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment.

(B)         This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Agreement. This Amendment shall be considered part of the Agreement.

(C)         This Amendment and the Agreement constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto. There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Lender: Navitas Capital, LLC

By:	/s/ Adam McAfee
Its:	Adam McAfee, Managing Member

Company: Vision Global Solutions, Inc.

By:/	s/ Todd Waltz
Its:	Todd Waltz, CEO